Exhibit 99.1

NeoGenomics Reports 51% Revenue Growth to $105 Million
in the Third Quarter

Third-Quarter Highlights:

•Consolidated revenue increased 51% to $104.7 million
•Clinical Services revenue increased 56% to $92.6 million
•Pharma Services revenue increased 26% to $12.1 million
•Pharma Services backlog increased 22% to $118.3 million
•Gross profit increased 57% to $50.8 million
•Full-year 2019 guidance increased

Fort Myers, Florida (October 29, 2019) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced third-quarter and nine-month results for the period ended September 30, 2019.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “Our Company’s third-quarter results were excellent. Our Clinical Services Division reported accelerating volume growth, and average revenue-per-test increased on a year-over-year basis for the fifth consecutive quarter. We also continued to drive efficiencies in our laboratory operations. Our Pharma Services Division reported record new business wins and our backlog of signed contracts is at an all-time high.

During the quarter, we made significant investments in research and development, including substantial upgrades to our next-generation sequencing offerings and capabilities. We also hired nearly 200 full-time employees to accommodate our growth and ensure that we maintain industry leading quality and service. Finally, we continued to make good progress with our integration of Genoptix and look forward to that work being substantially complete by the middle of next year.

We are pleased with our performance this year, are investing to expand our capabilities, and remain confident in our outlook for future growth.”

Third-Quarter Results

Consolidated revenue for the third quarter of 2019 was $104.7 million, an increase of 51% over the same period in 2018. Clinical test volume(1) increased by 35% year over year. Average revenue per clinical test (“revenue per test”) increased by 15% to $369, primarily due to the acquisition of Genoptix, and the impact of favorable test mix. Clinical Services revenue was $92.6 million resulting in a 56% increase over the third quarter of 2018. Pharma Services revenue was $12.1 million, which represented a 26% increase over the third quarter of 2018.

Gross profit improved by $18.5 million, or 57%, compared to the third quarter of 2018, to $50.8 million. Gross margin improved by approximately 180 basis points year-over-year to 48.6%. Gross margin improvement reflects the impact of volume growth, higher revenue per test, productivity gains, and cost efficiencies. Average cost of goods sold per clinical test (“cost per test”) increased by 12% year over year, reflecting the impact of the Genoptix acquisition, partially offset by continued efficiencies.

Operating expenses increased by $18.8 million, or 66%, compared to the third quarter of 2018, primarily due to the Genoptix acquisition, investments in research and development, and growth initiatives.

Net income for the quarter was $2.1 million compared to net income of $2.0 million for the third quarter of 2018.

Adjusted EBITDA(2) was $14.9 million for the quarter, a 32% improvement from the prior year. Adjusted Net Income(2) was $7.5 million compared to $4.6 million in the third quarter of 2018.

Cash and cash equivalents were $178.9 million at the end of the third quarter, primarily reflecting the proceeds from the equity offering that occurred in the second quarter of 2019 as well as strong cash flow in the third quarter. Days sales outstanding (“DSO”) decreased 1 day to 80 days when compared to the second quarter of 2019.
2019 Financial Outlook:

The Company is increasing its recently revised full-year 2019 guidance, initially issued on February 19, 2019.

(in millions)	Initial Guidance	Q1 Revised Guidance	Q2 Revised Guidance	Q3 Revised Guidance
Consolidated revenue	$379 - $395	$384 - $400	$388 - $402	$401 - $406
Net (loss)/income	($3) - $3	($3) - $1	($1) - $3	$1 - $3
Adjusted EBITDA(2)	$49 - $53	$52 - $56	$54 - $58	$56 - $58

Please also refer to the tables reconciling forecasted Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to their closest generally accepted accounting principles (“GAAP”) equivalent in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1) Clinical tests exclude tests performed for Pharma Services customers.

(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a webcast and conference call to discuss its third quarter results on Tuesday, October 29, 2019 at 08:30 AM EDT. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 08:30 AM EST on November 5, 2019, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference access code is 49691. The webcast may be accessed under the Investor Relations section of our website at http://neogenomics.com/. An archive of the webcast will be available until 08:30 AM EST on January 29, 2020.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company’s Clinical Services division provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, Florida, NeoGenomics operates College of American Pathologists (“CAP”) accredited and Clinical Laboratory Improvement Amendments (“CLIA”) certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and Fresno, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2019 Financial Outlook”. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Genoptix business and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2019, amended by a 10K/A filed with the SEC on May 8, 2019. As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS	September 30, 2019 (Unaudited)	December 31, 2018
Cash and cash equivalents	$178,891	$9,811
Accounts receivable, net	91,133	76,919
Inventories	12,632	8,650
Other current assets	9,345	8,288
Total current assets	292,001	103,668
Property and equipment (net of accumulated depreciation of $64,165 and $50,127, respectively)	62,488	60,888
Operating lease right-of-use assets	25,797	—
Intangible assets, net	129,084	140,029
Goodwill	198,571	197,892
Other assets	3,214	2,538
TOTAL ASSETS	$711,155	$505,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$53,380	$46,753
Short-term portion of financing obligations	12,000	14,172
Short-term portion of operating leases	3,527	—
Total current liabilities	68,907	60,925

Long-term portion of financing obligations	97,009	98,130
Long-term portion of operating leases	23,870	—
Deferred income tax liability, net	19,688	22,457
Other long-term liabilities	4,674	3,060
Total long-term liabilities	145,241	123,647
TOTAL LIABILITIES	214,148	184,572

TOTAL STOCKHOLDERS’ EQUITY	497,007	320,443
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$711,155	$505,015

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
NET REVENUE:
Clinical Services	$92,565	$59,449	$267,757	$175,960
Pharma Services	12,107	9,647	34,205	24,306
Total revenue	104,672	69,096	301,962	200,266

COST OF REVENUE	53,840	36,775	155,049	110,111
GROSS PROFIT	50,832	32,321	146,913	90,155

Operating expenses:
General and administrative	33,054	21,055	94,773	59,106
Research and development	2,611	446	6,407	2,475
Sales and marketing	11,508	6,900	35,048	21,355
Total operating expenses	47,173	28,401	136,228	82,936
INCOME FROM OPERATIONS	3,659	3,920	10,685	7,219

Interest expense, net	203	1,873	3,333	4,766
Other (income) expense	(35)	(30)	5,124	31
Loss on extinguishment of debt	—	—	1,018	—
Income before taxes	3,491	2,077	1,210	2,422
Income tax expense (benefit)	1,348	54	(500)	135
NET INCOME	$2,143	$2,023	$1,710	$2,287

Deemed dividends on preferred stock and amortization of beneficial conversion feature	—	—	—	5,627
Gain on redemption of preferred stock	—	—	—	(9,075)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,143	$2,023	$1,710	$5,735

INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic	$0.02	$0.02	$0.02	$0.07
Diluted	$0.02	$0.02	$0.02	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	103,899	87,253	99,149	87,381
Diluted	107,880	90,899	102,766	89,925

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2019	2018
Net income	$1,710	$2,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,200	11,477
Loss on disposal of assets	451	278
Loss on debt extinguishment	1,018	—
Amortization of intangibles	7,482	4,255
Amortization of debt issue costs	323	392
Non-cash stock based compensation	7,727	5,148
Non-cash operating lease expense	3,224	—
Changes in assets and liabilities, net	(17,125)	5,496
Net cash provided by operating activities	$20,010	$29,333

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(13,953)	(11,091)
Acquisition adjustment	399	—
Net cash used in investing activities	$(13,554)	$(11,091)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances on revolving credit facility	—	10,000
Redemption of preferred stock	—	(50,096)
Repayment of revolving credit facility	(5,000)	(35,400)
Repayment of equipment and other loans	(5,481)	(4,774)
Proceeds from term loan	100,000	30,000
Repayment of term loan	(96,750)	(3,187)
Payments of debt issue costs	(1,051)	(576)
Issuance of common stock, net	10,132	6,535
Proceeds from equity offering, net	160,774	134,910
Net cash provided by financing activities	$162,624	$87,412
Effects of foreign exchange rate changes on cash and cash equivalents	—	(35)
Net change in cash and cash equivalents	$169,080	$105,619

Cash and cash equivalents, beginning of period	9,811	12,821
Cash and cash equivalents, end of period	$178,891	$118,440

Use of Non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as adjusted net income divided by adjusted diluted shares outstanding. Adjusted diluted shares outstanding is the sum of diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP net income is negative and adjusted net income is positive, adjusted diluted shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (GAAP)	$2,143	$2,023	$1,710	$2,287
Adjustments to net income:
Interest expense, net	203	1,873	3,333	4,766
Income tax expense (benefit)	1,348	54	(500)	135
Amortization of intangibles	2,380	1,421	7,482	4,255
Depreciation	4,848	4,034	15,200	11,477
EBITDA (non-GAAP)	$10,922	$9,405	$27,225	$22,920
Further adjustments to EBITDA:
Acquisition and integration related expenses	334	—	2,143	—
Loss on extinguishment of debt	—	—	1,018	—
Other significant non-recurring expense	364	670	5,509	2,486
Non-cash, stock-based compensation	3,275	1,191	7,727	5,148
Adjusted EBITDA (non-GAAP)	$14,895	$11,266	$43,622	$30,554

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common stockholders (GAAP)	$2,143	$2,023	$1,710	$5,735
Adjustments to net income , net of tax:
Amortization of intangibles	1,880	1,123	5,911	3,362
Deemed dividends on preferred stock	—	—	—	10,198
Amortization of preferred stock beneficial conversion feature	—	—	—	(13,646)
Non-cash stock-based compensation expenses	2,960	941	6,939	4,068
Acquisition and integration related expenses	264	—	1,669	—
Other significant non-recurring expenses	288	530	4,352	1,964
Loss on extinguishment of debt	—	—	804	—
Adjusted net income (non-GAAP)	$7,535	$4,617	$21,385	$11,681

Net income per common share (GAAP)
Diluted EPS	$0.02	$0.02	$0.02	$0.06
Adjustments to diluted income per share:
Amortization of intangibles	0.02	0.01	0.06	0.04
Deemed dividends on preferred stock	—	—	—	0.11
Amortization of preferred stock beneficial conversion feature	—	—	—	(0.15)
Non-cash stock based compensation expenses	0.03	0.01	0.07	0.05
Acquisition and integration related expenses	—	—	0.02	—
Other significant non-recurring expense	—	0.01	0.04	0.02
Loss on extinguishment of debt	—	—	0.01	—
Rounding and impact of stock options in adjusted diluted shares in net loss periods (3)	—	—	(0.01)	—
Adjusted diluted EPS (non-GAAP)	$0.07	$0.05	$0.21	$0.13

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	107,880	90,899	102,766	89,925
Options and restricted stock not included in GAAP diluted shares (using treasury stock method)	9	28	69	69
Adjusted diluted shares outstanding (non-GAAP)	107,889	90,927	102,835	89,994

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(3) This adjustment is for rounding and, in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the “Adjusted diluted shares outstanding (non-GAAP)”, both of which are not included in GAAP diluted shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

“Net income (GAAP)” in 2019 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation (iii) acquisition and integration related expenses and non-recurring charges, (iv) other one-time charges. These charges have been included in GAAP net income available to common shareholders and GAAP net income per share; however, they have been removed from “Adjusted net income (non-GAAP)” and “Adjusted diluted EPS (non-GAAP).”

The following table reconciles our 2019 outlook for net income and EPS to the corresponding non-GAAP measures of “Adjusted net income (non-GAAP)”, “Adjusted EBITDA (non-GAAP)" and “Adjusted diluted EPS (non-GAAP)” (in thousands except per share amounts):

	Year Ended December 31, 2019
	Low Range	High Range
Net income (GAAP)	$1,000	$3,000
Amortization of intangibles	9,000	9,000
Non-cash, stock-based compensation (4)	9,000	9,000
Acquisition and integration related expenses	2,000	2,000
Other one-time expenses	5,000	5,000
Adjusted net income (non-GAAP)	$26,000	$28,000
Interest and taxes	9,000	9,000
Depreciation	21,000	21,000
Adjusted EBITDA (non-GAAP)	$56,000	$58,000

Net income per diluted common share (GAAP)	$0.01	$0.03
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.09	0.09
Non-cash, stock based compensation expenses	0.09	0.09
Acquisition and integration related expenses	0.02	0.02
Other one-time expenses	0.05	0.05
Rounding and impact of stock options in adjusted diluted shares in net loss periods	(0.01)	(0.01)
Adjusted diluted EPS (non-GAAP)	$0.25	$0.27

Weighted average assumed shares outstanding in 2019:
Diluted common shares (GAAP)	104,500	104,500
Options and restricted stock not included in diluted shares	—	—
Adjusted diluted shares outstanding (non-GAAP)	104,500	104,500

___________________

(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company’s stock price in 2019 and no further stock-based awards requiring variable accounting in accordance with ASU 2018-07.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
Clinical Operations:	2019	2018	% Change	2019	2018	% Change
Clinical Revenue	$92,565	$59,449	55.7%	$267,757	$175,960	52.2%
Cost of revenue	47,526	31,509	50.8%	136,557	94,586	44.4%
Gross Profit	$45,039	$27,940	61.2%	$131,200	$81,374	61.2%

Pharma Operations:
Pharma Revenue	$12,107	$9,647	25.5%	$34,205	$24,306	40.7%
Cost of revenue	6,314	5,266	19.9%	18,492	15,525	19.1%
Gross profit	$5,793	$4,381	32.2%	$15,713	$8,781	78.9%

Supplemental Information
Clinical (5) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
Clinical Operations:	2019	2018	% Change	2019	2018	% Change
Requisitions (cases) received	145,312	108,467	34.0%	427,406	323,682	32.0%
Number of tests performed	250,518	185,738	34.9%	735,165	551,721	33.2%
Average number of tests/requisitions	1.72	1.71	0.7%	1.72	1.70	0.9%

Average revenue/requisition	$637	$548	16.2%	$626	$544	15.2%
Average revenue/test	$369	$320	15.4%	$364	$319	14.2%

Average cost/requisition	$327	$290	12.6%	$320	$292	9.3%
Average cost/test	$190	$170	11.8%	$186	$171	8.3%

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(5) Clinical tests exclude tests performed for Pharma Services customers.